UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2026

C1 Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-283139	99-4570832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 Hamilton Avenue, Third Floor

Palo Alto, CA 94301

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 374-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.00001	CFND	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Report”) amends the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 20, 2026 (the “Original 8-K”) by C1 Fund Inc. (the “Company”) disclosing that on (i) March 16, 2026, the Audit Committee of the Board of Directors of the Company approved the dismissal of BDO USA P.C. (“BDO”) as the Company’s independent registered public accounting firm and (ii) on March 17, 2026, the Company engaged CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent registered public accounting firm, as determined by the Company’s Audit Committee, which comprises all of the independent members of, and a majority of, the Company’s Board of Directors.

This Report is being filed to disclose that the Company has received a copy of BDO’s letter and the Company is filing a copy of this letter pursuant to Regulation S-K Item 304(a)(3).

Item 4.01. Changes in Registrant’s Certifying Accountant.

On March 24, 2026, the Company received a copy of a letter from BDO, stating whether it agrees or disagrees with the statements in the Company’s Original 8-K. A copy of this letter is filed herewith as Exhibit 16.1 to this Report.

As disclosed in the Original 8-K, the Company engaged CBIZ on March 17, 2026. The Company will work with CBIZ to complete its audit of the Company’s financial statements for the year ended December 31, 2025.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed as part of this report.

Exhibit Number	Description
16.1	Letter from BDO dated March 24, 2026
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 26, 2026	C1 Fund Inc.

	By:	/s/ David Hytha
David Hytha
Secretary, Treasurer and Chief Financial Officer